UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events.

On July 7, 2014, the Board of Directors of KLA-Tencor Corporation (the "Company") authorized increases to the Company's program to return cash to stockholders.

As part of the program, the Board of Directors approved an increase in the level of the Company's quarterly dividend from $0.45 to $0.50 per share. This increase is expected to take effect beginning with the Company's quarterly dividend to be declared in August 2014.

In addition, the Board of Directors approved an increase in the company's share repurchase program for up to 13 million additional shares of the Company's common stock. This 13 million share increase in the Company's share repurchase program is in addition to the Company's prior repurchase authorizations, under which approximately 2 million shares remained available for repurchase as of June 30, 2014. The Company presently anticipates that the current share repurchase authorization will be executed over the next 12-18 months. The repurchases may occur from time to time, on the open market, with consideration given to the market price of the common shares, the nature of other investment opportunities, cash flow from operations and general economic conditions.

The Company issued a press release announcing these increases on July 8, 2014, a copy of which is attached hereto as Exhibit 99.1.

Forward Looking Statements: Statements in this Form 8-K and in the attached press release other than historical facts, such as statements regarding the Company's anticipated future financial and operating results, the expected future level of the Company's quarterly dividend, the Company's commitment to continue paying dividends at any level in the future, the Company's commitment to repurchasing its shares at any level in the future, the anticipated number of shares to be repurchased by the Company and the expected timing of such repurchases, the Company's ability to maintain its market leadership position and successfully execute its long-term strategies, and the Company's future cash flows and availability of cash for the payment of dividends and repurchase of shares, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual future results and/or events may differ materially from those projected in such statements due to various factors, including without limitation: a change in the Company's dividend policy by the Company's Board of Directors (which has the ability in its sole discretion to increase, decrease or eliminate entirely the Company’s dividend at any time); a change in the Company's share repurchase program by the Company's Board of Directors or management, including changes in the number of shares to be repurchased or the timing of such repurchases; unanticipated material payment obligations incurred by the Company that decrease the Company's willingness or ability to continue paying dividends or repurchase shares at the anticipated level and timing, or at all; the financial condition of the global capital markets and the general macroeconomic environment; the demand for semiconductors; new and enhanced product offerings by competitors; the ability of the Company's research and development teams to successfully innovate and develop technology that is responsive to customer demands; and changing customer demands or technological requirements. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this Form 8-K and in the attached press release, please refer to the Company's Annual Report on Form 10-K for the year ended June 30, 2013, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Text of press release issued by KLA-Tencor Corporation dated July 8, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date:	July 8, 2014	By: /s/ BRIAN M. MARTIN
Name: Brian M. Martin
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release issued by KLA-Tencor Corporation dated July 8, 2014